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                                                                   EXHIBIT 10.16

                      EXECUTIVE CHANGE OF CONTROL AGREEMENT

                                 February 28, 2006

Christian A. Lepiane
3960 Edens Edge Drive
Lake Oswego, OR 97034

                                    EXECUTIVE

RadiSys Corporation, an Oregon corporation
5445 NE Dawson Creek Parkway
Hillsboro, OR 97124                                                  THE COMPANY

     1. EMPLOYMENT RELATIONSHIP. Executive is currently employed by the Company as Vice President of Worldwide Sales. Executive and the Company acknowledge that either party may terminate this employment relationship at any time and for any or no reason, provided that each party complies with the terms of this Agreement.

     2. RELEASE OF CLAIMS. In consideration for and as a condition precedent to receiving the severance benefits outlined in this Agreement, Executive agrees to execute a Release of Claims in the form attached as EXHIBIT A ("Release of Claims"). Executive promises to execute and deliver the Release of Claims to the Company within the later of (a) 21 days from the date Executive receives the Release of Claims or (b) the last day of Executive's active employment.

     3. ADDITIONAL COMPENSATION UPON CERTAIN TERMINATION EVENTS.

          3.1. CHANGE OF CONTROL. In the event of a Termination of Executive's Employment (as defined in Section 6.1) other than for Cause (as defined in Section 6.2), death or Disability (as defined in Section 6.4), or a requirement to accept a position with a title of less than Vice President or greater than twenty-five (25) miles from current work location within 12 months following a Change of Control (as defined in Section 6.3 of this Agreement) or within three months preceding a Change of Control, and contingent upon Executive's execution of the Release of Claims without revocation, and compliance with Section 8, Executive shall be entitled to severance pay in lieu of any other compensation for periods subsequent to the date of termination equal to nine (9) months of Executive's annual base pay at the rate in effect immediately prior to the date of termination. Executive will also be eligible to receive payment by the Company of nine (9) months of COBRA premiums. Severance pay that is payable under this Agreement shall be paid to Executive in a lump sum payment on the first day of the seventh calendar month following Executive's date of termination.

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          3.2 PARACHUTE PAYMENTS. Notwithstanding the foregoing, if the total payments and benefits to be paid to or for the benefit of Executive under this Agreement would cause any portion of those payments and benefits to be "parachute payments" as defined in section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, or any successor provision, the total payments and benefits to be paid to or for the benefit of Executive under this Agreement shall be reduced to an amount that would not cause any portion of those payments and benefits to constitute "parachute payments."

     4. WITHHOLDING; SUBSEQUENT EMPLOYMENT.

          4.1 WITHHOLDING. All payments provided for in this Agreement are subject to applicable withholding obligations imposed by federal, state and local laws and regulations.

          4.2 OFFSET. The amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Executive as the result of employment by another employer after termination.

     5. OTHER AGREEMENTS. If severance benefits are payable to Executive under any other agreement with the Company in effect at the time of termination (including but not limited to any other employment agreement, but excluding for this purpose any stock option agreement that may provide for accelerated vesting or related benefits upon the occurrence of a change in control), only benefits provided for in this Agreement shall be provided.

     6. DEFINITIONS.

          6.1 TERMINATION OF EXECUTIVE'S EMPLOYMENT. Termination of Executive's Employment means that the Company has terminated Executive's employment with the Company (including any subsidiary of the Company).

          6.2 CAUSE. Termination of Executive's Employment for "Cause" shall mean termination upon (a) the willful and continued failure by Executive to perform substantially Executive's reasonably assigned duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Board of Directors, the Chief Executive Officer or the President of the Company which specifically identifies the manner in which the Board of Directors or the Company believes that Executive has not substantially performed Executive's duties or (b) the willful engaging by Executive in illegal conduct which is materially and demonstrably injurious to the Company. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive without reasonable belief that Executive's action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors shall be conclusively presumed to be done, or omitted to be done, by Executive in the best interests of the Company.

          6.3 CHANGE OF CONTROL. A Change of Control shall mean that one of the following events has taken place:


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               (a) The shareholders of the Company approve one of the following:

                    (i) Any merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger continue to represent more than 50 percent of the voting securities of the surviving corporation after the Merger; or

                    (ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

               (b) A tender or exchange offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing more than 50 percent of the voting power of outstanding securities of the Company.

               (c) The Company receives a report on Schedule 13D of the Exchange Act reporting the beneficial ownership by any person of securities representing more than 50 percent of the voting power of outstanding securities of the Company, except that if such receipt shall occur during a tender offer or exchange offer described in (b) above, a Change of Control shall not take place until the conclusion of such offer.

Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Executive, or a group of persons which includes Executive, acquiring, directly or indirectly, securities representing 20 percent or more of the voting power of outstanding securities of the Company.

          6.4 DISABILITY. "Disability" means Executive's absence from Executive's full-time duties with the Company for 180 consecutive days as a result of Executive's incapacity due to physical or mental illness, unless within 30 days after notice of termination by the Company following such absence Executive shall have returned to the full-time performance of


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Executive's duties. This Agreement does not apply if the Executive is terminated due to Disability.

     7. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns. This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's legal representatives, executors, administrators and heirs.

     8. RESIGNATION OF CORPORATE OFFICES; REASONABLE ASSISTANCE. Executive will resign Executive's office, if any, as a director, officer or trustee of the Company, its subsidiaries or affiliates and of any other corporation or trust of which Executive serves as such at the request of the Company, effective as of the date of termination of employment. Executive further agrees that, if requested by the Company or the surviving company following a Change of Control, Executive will continue his employment with the Company or the surviving company for a period of up to six months following the Change of Control in any capacity requested, consistent with Executive's area of expertise, provided that the Executive receives the same salary and substantially the same benefits as in effect prior to the Change of Control. Executive agrees to provide the Company such written resignation(s) and assistance upon request and that no severance will be paid until after such resignation(s) or services are provided.

     9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon

     10. AMENDMENT. No provision of this Agreement may be modified unless such modification is agreed to in writing signed by Executive and the Company.

     11. SEVERABILITY. If any of the provisions or terms of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other terms of this Agreement, and this Agreement shall be construed as if such unenforceable term had never been contained in this Agreement.

RADISYS CORPORATION


By:
    ---------------------------------   ----------------------------------------
    Scott Grout, President and CEO      Christian A. Lepiane


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                                    EXHIBIT A

                                RELEASE OF CLAIMS

1.   PARTIES.

     The parties to Release of Claims (hereinafter "Release") are Christian A. Lepiane and RadiSys Corporation, an Oregon corporation, as hereinafter defined.

     1.1  EXECUTIVE.

          For the purposes of this Release, "Executive" means Christian Lepiane and his attorneys, heirs, executors, administrators, assigns, and spouse.

     1.2  THE COMPANY.

          For purposes of this Release the "Company" means RadiSys Corporation, an Oregon corporation, its predecessors and successors, corporate affiliates, and all of each corporation's officers, directors, employees, insurers, agents, or assigns, in their individual and representative capacities.

2.   BACKGROUND AND PURPOSE.

          Executive was employed by Company. Executive's employment is ending effective __________ under the conditions described in Section 3.1 of the Executive Change of Control Agreement ("Agreement").

          The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims Executive may have against Company, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Executive's employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Executive's employment, reemployment, or application for reemployment.

3.   RELEASE.

          Executive waives, acquits and forever discharges Company from any obligations Company has and all claims Executive may have including but not limited to obligations and/or claims arising from the Agreement or any other document or oral agreement relating to employment compensation, benefits, severance or post-employment issues. Executive hereby releases Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ Executive by Company, or any other past or future claim (except as reserved by this Release or where expressly prohibited by law) that relates in any way to Executive's employment, compensation, benefits, reemployment, or application for employment,


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with the exception of any claim Executive may have against Company for enforcement of this Release. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under state statutes dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, state wage and hour statutes, all as amended, any regulations under such authorities, and any applicable contract, tort, or common law theories.

     3.1  RESERVATIONS OF RIGHTS.

          This Release shall not affect any rights which Executive may have under any medical insurance, disability plan, workers' compensation, unemployment compensation, indemnifications, applicable company stock incentive plan(s), or the 401(k) plan maintained by RadiSys Corporation.

     3.2  NO ADMISSION OF LIABILITY.

          It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Executive or Company, by whom liability has been and is expressly denied.

4.   CONSIDERATION TO EXECUTIVE.

          After receipt of this Release signed by Executive, and the expiration of the seven-day revocation period provided by the Older Workers Benefit Protection Act without Executive's revocation, Company shall pay the Executive the severance benefits as provided in Section 3 of the Agreement.

5.   NO DISPARAGEMENT.

          Executive agrees that henceforth Executive will not disparage or make false or adverse statements about Company. RadiSys Corporation should report to Executive any actions or statements that are attributed to Executive that the Company believes are disparaging. RadiSys Corporation may take actions consistent with breach of this Release should it determine that Executive has disparaged or made false or adverse statements about Company. RadiSys Corporation agrees to follow the applicable policy(ies) regarding release of employment reference information.

6.   CONFIDENTIALITY, PROPRIETARY, TRADE SECRET AND RELATED INFORMATION

          Executive acknowledges the duty and agrees not to make unauthorized use or disclosure of any confidential, proprietary or trade secret information learned as an employee about Company, its products, customers and suppliers, and covenants not to breach that duty.


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Moreover, Executive acknowledges that, subject to the enforcement limitations of applicable law, RadiSys Corporation reserves the right to enforce the terms of Executive's Employee Agreement with Company and any paragraph(s) therein. Should Executive, Executive's attorney or agents be requested in any judicial, administrative, or other proceeding to disclose confidential, proprietary or trade secret information Executive learned as an employee of Company, Executive shall promptly notify RadiSys Corporation of such request by the most expeditious means in order to enable RadiSys Corporation to take any reasonable and appropriate action to limit such disclosure.

7.   SCOPE OF RELEASE.

          The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; Company's parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Release.

8.   OPPORTUNITY FOR ADVICE OF COUNSEL.

          Executive acknowledges that Executive has been encouraged to seek advice of counsel with respect to this Release and has had the opportunity to do so.

9.   ENTIRE RELEASE.

          This Release and the Agreement signed by Executive contain the entire agreement and understanding between the parties and, except as reserved in paragraphs 3 and 6, supersede and replace all prior agreements, written or oral, prior negotiations and proposed agreements, written or oral. Executive and RadiSys Corporation acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Executive and RadiSys Corporation acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release.

10.  SEVERABILITY.

          Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable.


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11.  PARTIES MAY ENFORCE RELEASE.

          Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release .

12.  ACKNOWLEDGMENT.

          Executive acknowledges that the Release provides severance pay and benefits which RadiSys Corporation would otherwise have no obligation to provide.

13.  REVOCATION.

          As provided by the Older Workers Benefit Protection Act, Executive is entitled to have twenty-one (21) days to consider this Release. For a period of seven (7) days from execution of this Release, Executive may revoke this Release. Upon receipt of Executive's signed Release and the end of the revocation period, payment by RadiSys Corporation as described in paragraph 4 will be forwarded by mail in a timely manner as provided herein.

                                        Dated:
-------------------------------------          ---------- -----, ------
Christian A. Lepiane

STATE OF OREGON          )
                         )ss.
County of _______________)

     Personally appeared the above named Christian A. Lepiane and acknowledged the foregoing instrument to be his or her voluntary act and deed.

                           Before me:
                                        ----------------------------------------
                                        NOTARY PUBLIC - OREGON
                                        My commission expires:
                                                               -----------------

RADISYS CORPORATION


By:                                     Dated:
    ---------------------------------          ---------------------------------
Its:
     --------------------------------
     On Behalf of RadiSys Corporation
     and "Company"


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